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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803
April 10, 2009

Dear Shareholder:

        You are cordially invited to attend the 2009 Annual Meeting of Shareholders of iBasis, Inc., which will be held at our corporate headquarters located at 20 Second Avenue, Burlington, Massachusetts 01803, on Tuesday, May 26, 2009 at 2:00 p.m., Eastern Time.

        We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet under the "notice and access rules". As a result, we are mailing to you a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this Proxy Statement, our 2008 Annual Report and the proxy card for voting. We refer to these documents as the proxy materials. The Notice contains instructions on how to access the proxy materials and to vote over the Internet. The Notice also contains instructions on how you can request a paper or electronic copy of the proxy materials. We believe that this process should expedite shareholders' receipt of proxy materials, reduce the costs of printing and distributing our proxy materials and help us to conserve natural resources. If you want more information, please see the "General Information About the Annual Meeting" section of this Proxy Statement.

        All shareholders of record are invited to attend the annual meeting. However, to ensure your representation at the annual meeting, we urge you to review our proxy materials and promptly vote your shares using the instructions provided in the Notice. You may vote your shares in any one of the following ways:

  •
  By Internet, at www.envisionreports.com/iBAS.

  •
  If you requested to receive a copy of printed or electronic proxy materials, by toll-free telephone at 1-800-652-VOTE (8683), or by completing, signing, dating and mailing a proxy card, as indicated in the instructions on the proxy card.

  •
  Attend and vote at the meeting in person.

        Additional instructions regarding these methods of voting are contained in this Proxy Statement, as well as in the Notice you received in the mail.

        Thank you for your ongoing support of iBasis. We look forward to seeing you at our annual meeting.

                      Sincerely,

                      Ofer Gneezy
                      President and Chief Executive Officer

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 26, 2009

To the shareholders of iBasis, Inc.:

        The annual meeting of the shareholders of iBasis, Inc., a Delaware corporation ("iBasis"), will be held on Tuesday, May 26, 2009, at 2:00 p.m., Eastern Time, at our corporate headquarters located at 20 Second Avenue, Burlington, MA 01803, for the following purposes:

  1.
  To elect two Class 1 directors, each to hold office for a three-year term expiring in 2012 and until each director's respective successor has been duly elected and qualified or until his earlier resignation or removal;

  2.
  To ratify the adoption of the iBasis, Inc. Executive Bonus Plan;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on April 3, 2009 are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement of the annual meeting. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices at the above address.

        All shareholders of record are cordially invited to attend the annual meeting in person; however, regardless of whether you plan to attend the meeting in person, it is important that you cast your vote as promptly as possible by following the instructions on the Notice. You may vote over the Internet or attend and vote at the meeting in person, or if you requested to receive printed proxy materials, you can also vote by telephone or by mailing a proxy card. Instructions on how to vote appear in this Proxy Statement. Please cast your vote as promptly as possible. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors,

Mark S. Flynn
Chief Legal Officer and Corporate Secretary
April 10, 2009

i

iBASIS, INC.
20 SECOND AVENUE
BURLINGTON, MA 01803
(781) 505-7500

PROXY STATEMENT FOR THE IBASIS, INC.
2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Time, Place and Purposes of the Annual Meeting

        This proxy statement is being furnished to the shareholders of iBasis, Inc. ("iBasis," "Company," "we" or "our") as part of the solicitation of proxies by the board of directors for use at the annual meeting to be held on May 26, 2009, starting at 2:00 p.m., Eastern Time, at 20 Second Avenue, Burlington, MA 01803. At the annual meeting, we are asking our shareholders: (A) to elect two Class 1 directors, each to hold office for a three-year term expiring in 2012 and until each director's respective successor has been duly elected and qualified or until his or her earlier resignation or removal; (B) to ratify the adoption of the iBasis, Inc. Executive Bonus Plan (the "Executive Bonus Plan"); and (C) to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2009

This Proxy Statement for the Annual Meeting of Shareholders and our 2008 Annual Report are available at www.envisionreports.com/iBAS. The Notice provided to you contains instructions and access numbers that will allow you to access the proxy materials and vote over the Internet.

Internet Availability of Proxy Materials

        As permitted by U.S. Securities and Exchange Commission ("SEC") rules, we are making this Proxy Statement, our 2008 Annual Report and an electronic proxy card for voting (the "proxy materials") available to our shareholders via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process should expedite shareholders' receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about April 10, 2009, we mailed to each shareholder (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials (the"Notice") containing instructions on how to access and review the proxy materials on the Internet, how to vote on the Internet and how to request paper or electronic copies of the proxy materials. If you received a Notice by mail, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the enclosed proxy card, in addition to the other methods of voting described in this Proxy Statement. Votes submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on May 25, 2009.

Record Date, Quorum and Voting Power

        The holders of record of our Common Stock at the close of business on April 3, 2009, the record date for the annual meeting, are entitled to receive the Notice and to vote at the annual meeting. As of the record date, there were 71,228,328 shares of our Common Stock issued and outstanding, all of which are entitled to be voted at the annual meeting.

        Each outstanding share of our Common Stock on the record date entitles the holder to one vote on each matter submitted to shareholders for approval at the annual meeting.

        The holders of a majority of the outstanding shares of our Common Stock on the record date, represented in person or by proxy, will constitute a quorum for purposes of the annual meeting. A quorum is necessary to hold the annual meeting. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment or postponement of the annual meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

How to Vote

        If you are a shareholder of record and received a Notice, you may vote your shares in one of following ways.

  •
  By Internet, at www.envisionreports.com/iBAS.

  •
  If you requested to receive a copy of printed or electronic proxy materials, by toll-free telephone at 1-800-652-VOTE (8683), or by completing, signing, dating and mailing a proxy card, as indicated in the instructions on the proxy card.

  •
  Attend and vote at the meeting in person.

Votes Required

        With respect to proposal 1, the affirmative vote of a plurality of the shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to elect the two Class 1 directors. In the case of proposals 2 and 3, the affirmative vote of a majority of shares of our Common Stock present or represented at the annual meeting and entitled to vote is required to ratify the adoption of the Executive Bonus Plan and ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        In order for your shares of our Common Stock to be included in the voting, if you are a shareholder of record, you must vote your shares as instructed in the Notice as promptly as possible. Alternatively, if you choose to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice to receive the paper copies. Once you receive the paper copies, you must vote your shares by completing, signing, dating and returning the enclosed proxy, by granting a proxy over the Internet or by telephone, as indicated on the proxy card, or by voting in person at the annual meeting.

        If your shares are held in "street name" (i.e., held in the name of a bank, broker or other nominee), your bank or brokerage firm may provide you with its form of notice. Follow the instructions on the notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials should include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares. If you have not received such request for voting instructions from your bank, broker or other nominee or require further information regarding such voting instructions, contact your broker, bank or other nominee for instructions on how to vote your shares. Under rules which govern brokers, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters, and, therefore, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of that proposal (i.e., "broker non-votes"). With respect to the proposals presented in this proxy statement for voting at the 2009 annual meeting, brokers who hold shares in "street name" for customers may exercise their voting discretion with respect to the election of our two Class 1 directors and the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2009, but may not exercise their voting discretion with respect to the ratification of the adoption of our Executive Bonus Plan. Shares of our Common Stock held by persons attending the annual meeting but not voting and shares for which we have received proxies and the holders have indicated they abstain from voting will be considered abstentions.

        Abstentions and properly executed broker non-votes are treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Broker non-votes will have no effect on any vote taken. Abstentions will be treated as votes against the proposals to ratify the adoption of the Executive Bonus Plan and to ratify the appointment of our independent registered public accounting firm. We are not required to obtain the approval of our shareholders to ratify the appointment of our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee of the board of directors will reconsider its appointment. The Audit Committee of the board of directors retains the discretion to change our independent registered public accounting firm even if the appointment of PricewaterhouseCoopers is ratified by our shareholders.

        As of the record date, our directors and executive officers owned, in the aggregate, 3,691,497 shares of our Common Stock, representing approximately 5.09% of the combined voting power of the outstanding shares of our Common Stock.

Proxies; Revocation of Proxies

        If you vote your shares of iBasis Common Stock by signing a proxy card or by telephone, if you requested to receive printed proxy materials, or by voting over the Internet, your shares will be voted at the annual meeting in accordance with the instructions given. If no instructions are given, your shares will be voted "FOR" the election of the two nominees for Class 1 directors named below, "FOR" the ratification of the adoption of the Executive Bonus Plan, and "FOR" the ratification of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ended December 31, 2009.

        You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise our Secretary in writing, deliver a new proxy, or submit another proxy over the Internet or by telephone, in each case dated after the date of the proxy you wish to revoke and by 11:59 p.m. Eastern Time, on May 25, 2009, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply, and instead you must follow the directions provided by your broker to change or revoke your vote.

        We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for such solicitation services. We will, upon request, reimburse brokers, banks, custodians and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and for obtaining their customers' votes.

Adjournments and Postponements

        Although it is not expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the annual meeting. Any signed proxies, or proxies submitted over the Internet or by telephone, received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use.

Multiple Shareholders Sharing One Address (Householding)

        We adhere to a procedure called "householding", which has been approved by the SEC. Under this procedure, we are furnishing only one copy of the Notice (or proxy materials for shareholders who choose to receive paper copies) to multiple shareholders who share the same address and have the same last name, unless contrary instructions from an affected shareholder have been received. This procedure reduces printing and mailing costs and fees. Shareholders who participate in householding and choose to receive paper copies of the proxy materials will continue to receive separate proxy cards. We will deliver promptly upon written or oral request a separate copy of the Notice (or proxy materials) to any shareholder at a shared address to which a single copy of the documents was delivered. To receive a separate copy of the annual report or proxy statement, you may request one from iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, or call (781)-505-7500. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year's annual meeting, you should follow the instructions provided in the Notice.

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Notice (or proxy materials if you choose to receive paper copies) in the future, please write or call iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, (781) 505-7500. If you hold your shares in "street name", please contact your bank, broker or other holder of record.

        Any shareholders of record who share the same address and currently receive multiple copies of our Notice (or proxy materials) who wish to receive only one copy of these materials per household in the future, please write or call iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, Attention: Investor Relations, (781) 505-7500. A number of brokerage firms have instituted householding. If you hold your shares in "street name", please contact your bank, broker or other holder of record to request information about householding.

Submission of Shareholder Proposals and Communications

        It is currently contemplated that the 2010 Annual Meeting of Shareholders will be held in late May 2010. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at our next annual meeting must be received at our principal executive offices no later than December 17, 2009, provided, however, that in the event that we hold our 2010 Annual Meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2009 Annual Meeting, we will disclose the new deadline by which shareholders proposals must be received in our Quarterly Report on Form 10-Q. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In accordance with our Second Amended and Restated Bylaws, to be considered for presentation at the 2010 Annual Meeting, although not included in the proxy statement, proposals must be received not later than December 17, 2009 and not before November 17, 2009. Proposals that are not received in a timely manner will not be voted on at the 2010 Annual Meeting. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Proponents should submit their proposals to our Secretary, by certified mail, return receipt requested.

        Any shareholder who wishes to communicate to our entire board of directors, or to any individual director, may send that communication in writing to our Secretary, iBasis, Inc., 20 Second Avenue,

Burlington, MA 01803 and it will be forwarded to the appropriate member(s) of the board of directors. All written shareholder communications to the board of directors will be forwarded to the designated recipient(s).

Additional Information

        No persons have been authorized to give any information or make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated April 10, 2009. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

Other Business

        The board of directors knows of no business that will be presented for consideration at the annual meeting other than the three proposals set forth in this proxy statement and described in the Proposals to be voted upon by Shareholders section. If, however, any other business should properly be presented at the annual meeting or any adjournment or postponement of the annual meeting occurs, the persons appointed as proxies in the proxies solicited hereby, each of whom is an employee of ours, will have authority to vote all shares subject to those proxies with respect to any such business in accordance with their discretion and judgment.

 PROPOSALS TO BE VOTED UPON BY SHAREHOLDERS

Proposal 1: Election of Two Class 1 Directors

Background

        Our board of directors is divided into three classes. Each class serves a three-year term and at each annual meeting, directors are elected to succeed those whose terms are expiring. Each of our directors hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. The terms of our Class 1 directors expire at this year's annual meeting.

        Our board of directors has nominated Ofer Gneezy and Charles N. Corfield for re-election as Class 1 directors, each to hold office until the annual meeting of shareholders to be held in 2012 and until his respective successor is duly elected and qualified, or until his earlier resignation or removal. Shares represented by all proxies received by the board of directors and not marked so as to withhold authority to vote for Mr. Gneezy or Mr. Corfield will be voted FOR their election. The board of directors knows of no reason why either of the nominees should be unable or unwilling to serve, but if a nominee should for any reason be unable or unwilling to serve, the proxies will be voted or not voted in accordance with the judgment of the persons named as attorneys-in-fact in the proxies with respect to the vacancy created by that nominee's inability or unwillingness to serve.

Required Vote

        The nominees for director who receive the most votes present in person or represented by proxy at the annual meeting and entitled to vote, also known as a "plurality" of the votes, will be elected.

Recommendation

        The board of directors recommends that shareholders of iBasis vote "FOR" the election of Mr. Gneezy and Mr. Corfield as Class 1 directors.

Proposal 2: Ratification of Adoption of the iBasis, Inc. Executive Bonus Plan

        Our board of directors has adopted the iBasis, Inc. Executive Bonus Plan (the "Executive Bonus Plan") effective as of February 5, 2009, subject to the ratification by an affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy at the annual meeting. If such ratification is not obtained by our shareholders, the Executive Bonus Plan will be terminated.

        The following summary of the principal features of the Executive Bonus Plan and its operation is qualified in its entirety by reference to the Executive Bonus Plan, a copy of which is attached to this proxy statement as Appendix A. This summary may not contain all of the information about the Executive Bonus Plan that is important to you. We encourage you to read carefully the Executive Bonus Plan in its entirety.

Purpose

        The Executive Bonus Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Executive Bonus Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company.

        The Executive Bonus Plan is designed to permit the grant of awards that qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code. As also discussed below in "Executive Compensation—Impact of Tax and Accounting on Executive Compensation," under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is "performance-based" under section 162(m), the Company may still receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Executive Bonus Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company's federal income tax return.

Eligibility to Participate

        The Compensation Committee of the board of directors, or another committee designated by the board comprised of members who are "outside directors" under Section 162(m) (the "Committee") selects which of our employees (and employees of our affiliates), which may be our total number of employees altogether, who will be eligible to receive awards under the Executive Bonus Plan for any performance period. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Committee has discretion to select the participants, but it is expected that at least our executive officers will be eligible to participate in the Executive Bonus Plan in any given year. Participation in the Executive Bonus Plan is in the sole discretion of the Committee, and on a performance period by performance period basis. Accordingly, an employee who is a participant in a given performance period in no way is guaranteed or assured of being selected for participation in any subsequent performance period.

Target Awards and Performance Goals

        For each performance period, the Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant's target award is expressed as a dollar amount or as a percentage of his or her base salary, as the Committee may determine. The performance goals require the achievement of objectives for one or more of the following measures: cash flow (including but not limited to free cash flow and cash flow from operations); total earnings; earnings per share (diluted or basic); earnings per share from continuing operations (diluted or basic); earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; net operating earnings; gross or operating margin; profit margin; margin percentage; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; operating efficiency; quality achievement; new product introductions; delivery performance; safety record; stock price; individual objectives; business expansion; completion of acquisitions; and total stockholder return.

Actual Awards

        After the performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant's target award based on the level of actual performance attained. However, the Executive Bonus Plan limits actual awards to a maximum of $5,000,000 per person in any performance period, even if the formula otherwise indicates a larger award.

        The Committee may eliminate or reduce the actual award paid to any participant below the amount that otherwise would be payable under the payout formula. Payment of awards to any one participant is not dependent upon payment of awards to any other participant. A reduction for one participant during the performance period shall not increase the amount payable to any other participant during the performance period.

        Determination of the amount and payment of each actual award shall be made as soon as practical following the end of the fiscal year end performance period for which performance is being measured and in any event, within two and one-half months following the end of such fiscal year end performance period. Notwithstanding the foregoing, an award may, provide that all or a portion of the award be paid upon a change in control, death of the participant or disability prior to the achievement of the performance goals set forth in such award provided that the participant remains employed through the date of such event.

Amendment and Termination

        The Committee administers the Executive Bonus Plan. The board of directors of the Company may amend or terminate the Executive Bonus Plan at any time and for any reason. If the Company determines that that Executive Bonus Plan should continue to comply with Section 162(m), the Company will submit for shareholder approval any future amendments to the Executive Bonus Plan that require such shareholder approval.

New Plan Benefits

        Because awards under the Executive Bonus Plan are determined based on actual performance, it is not presently possible to determine the dollar amounts that will be paid to participants under the Executive Bonus Plan in respect of fiscal 2009 or in future years. However, set forth below are the Maximum Target Award amounts that were approved by the Committee, subject to ratification of the Executive Bonus Plan by our Shareholders, for 2009. The Actual Award may be less than or greater than the Maximum Target Award, depending on actual performance, but in no case may the Actual Award exceed 200% of the Maximum Target Award.

Name	2009 Maximum Target Award Dollar Value ($)
Ofer Gneezy, President & Chief Executive Officer	588,000
Gordon J. VanderBrug, Ph.D., Executive Vice President	396,000
Paul H. Floyd, Senior Vice President Global Products, Networks and Systems	226,000
Richard G. Tennant, Senior Vice President, Finance & Chief Financial Officer	242,000
Mark S. Flynn, Chief Legal Officer and Corporate Secretary	173,000
Edwin van Ierland, Senior Vice President of Global Sales and Purchase	180,000
Current executive officers as a group (6 persons)	1,804,000
Other employees, including officers who are not executive officers as a group (14 persons)	1,093,000

        The Company reserves the right to pay discretionary bonuses or other types of compensation outside of the Executive Bonus Plan. No employee has a guaranteed right to any discretionary bonus as a substitute for the 2009 awards described above in the event that that the performance targets are not met or that our stockholders fail to approve the Executive Bonus Plan.

        Unless instructions are otherwise given, your shares of our Common Stock will be voted "FOR" the ratification of the adoption of the Executive Bonus Plan.

Required Vote

        The affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting will ratify the adoption of the Executive Bonus Plan.

Recommendation

        The board of directors recommends that shareholders of iBasis vote "FOR" the ratification of the adoption of the iBasis, Inc. Executive Bonus Plan.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

        The board of directors has appointed PricewaterhouseCoopers, independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. PricewaterhouseCoopers has served as our independent auditors since October 15, 2007, following the closing of the KPN Transaction (as described below).

        On October 1, 2007, we acquired the international wholesale voice business of KPN B.V ("KPN"), a private limited liability company organized under the laws of The Netherlands (the "KPN Transaction"). In connection with the KPN Transaction, we issued to KPN, a subsidiary of Koninklijke KPN N.V., a public company incorporated under the laws of The Netherlands ("Royal KPN"), 51% of the issued and outstanding shares of our Common Stock on a fully-diluted basis. The international wholesale voice business which we acquired from KPN in the KPN Transaction consisted of two entities, KPN Global Carrier Services B.V., a former wholly-owned subsidiary of KPN (and now named iBasis Netherlands B.V.), and KPN International Network Services Inc., a former indirect wholly-owned subsidiary of KPN (collectively "KGCS"). The transaction was treated as a "reverse acquisition" for accounting purposes and as such, the historical financial statements of the accounting acquirer, KGCS, became our historical financial statements.

        Because KGCS's independent registered public accounting firm, PricewaterhouseCoopers, was different from our independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte & Touche"), on October 9, 2007, we dismissed Deloitte & Touche as our principal accountants for the fiscal year ending December 31, 2007. During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through October 9, 2007, we had no (i) "disagreements," as such term is defined under applicable Securities and Exchange Commissions ("SEC") rules, with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to refer to the subject matter of the disagreements in connection with their opinion, or (ii) "reportable events," as such term is defined under applicable SEC rules.

        If our shareholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee of the board of directors will reconsider its appointment. Even if shareholders do ratify the appointment, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives from PricewaterhouseCoopers are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Unless instructions are otherwise given, your shares of our Common Stock will be voted "FOR" the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

Required Vote

        The affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting will ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm.

Recommendation

        The board of directors recommends that shareholders of iBasis vote "FOR" the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

 AUDIT COMMITTEE REPORT(1)

        The Audit Committee of the board of directors is composed of three directors, Charles N. Corfield, W. Frank King and Robert H. Brumley, each of whom is independent as defined by The NASDAQ Stock Market LLC ("NASDAQ") listing rules. The board of directors made an affirmative determination as to the independence of each member of the Audit Committee, including a determination that no member of the Audit Committee has a relationship with iBasis that may interfere with his independence from iBasis and its management. No member of the Audit Committee has participated in the preparation of our financial statements, and each Audit Committee member is able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement of iBasis. The board of directors has determined that Dr. King is an "audit committee financial" expert as defined by applicable rules and regulations under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written Audit Committee Charter.

        The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, and for recommending to the board of directors adoption by the shareholders of the Audit Committee's appointment of our independent registered public accounting firm. The Audit Committee engaged for fiscal 2008 and for fiscal 2009 has selected and the board of directors has approved the appointment of PricewaterhouseCoopers as iBasis' independent registered public accounting firm.

        The Audit Committee has reviewed and discussed iBasis' audited financial statements for the fiscal year ended December 31, 2008 with management, which has primary responsibility for the financial statements, and the Audit Committee has discussed with PricewaterhouseCoopers the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit. It has also discussed with PricewaterhouseCoopers their independence from iBasis and its management and has received from PricewaterhouseCoopers the written disclosures and the letter in accordance with the applicable requirements of the Public Accounting Oversight Board regarding PricewaterhouseCoopers's communications with the Audit Committee. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        The Audit Committee has considered whether the services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and not compromised by the services provided.

        Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 13, 2009.

Respectfully Submitted by the Audit Committee, W. Frank King Charles N. Corfield Robert H. Brumley

(1)
Notwithstanding anything to the contrary set forth in any of iBasis' previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

 INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers and Deloitte & Touche for the audit of our annual financial statements for the years ended December 31, 2008 and 2007 and fees billed for other services rendered by PricewaterhouseCoopers and Deloitte & Touche during those periods.

In thousands	Fiscal 2008	Fiscal 2007
PricewaterhouseCoopers LLP
Audit Fees(1)	$1,978	$1,150
Audit-Related Fees(2)	31	—
Tax Fees	—	—
Other fees	—	—

Total	$2,009	$1,150

Deloitte & Touche LLP
Audit Fees(3)	—	$1,319
Audit-Related Fees(4)	—	175
Tax Fees(5)	—	128
Other fees	—	—

Total	$—	$1,622

(1)
Audit Fees—Audit fees billed to us by PricewaterhouseCoopers for auditing our annual financial statements and internal controls for fiscal 2008 and 2007, reviewing the financial statements included in our Quarterly Reports on Form 10-Q in fiscal 2008 and also our Quarterly Report on Form 10-Q for the three months ended September 30, 2007.

(2)
Audit-Related Fees—Audit-related fees billed to us by PricewaterhouseCoopers include fees related to a potential acquisition that we did not pursue.

(3)
Audit Fees—Audit fees billed to us by Deloitte & Touche for reviewing the financial statements included in our Quarterly Reports on Form 10-Q, and auditing the restatement of our prior period financial statements.

(4)
Audit-Related Fees—Audit-related fees billed to us by Deloitte & Touche include fees for the review of the accounting related to the transaction with KPN.

(5)
Tax Fees—Tax fees billed to us by Deloitte & Touche include fees related to the preparation of our tax returns and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other permissible services. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is specified as to the particular service or category of services and is generally subject to a specific budget. . The independent registered public accounting firm and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        The Audit Committee has determined that the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers' independence.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of shares of our Common Stock as of April 1, 2009 for: (a) each of our executive officers, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each shareholder known by us to own beneficially more than 5% of our Common Stock.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 1, 2009 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 71,228,328 shares of Common Stock outstanding on April 1, 2009. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, we believe that the each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name based on information provided to us by these shareholders. Unless otherwise indicated in the table, the address for each shareholder is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Owned
Directors and Executive Officers
Ofer Gneezy(1)	1,587,903	2.22%
Gordon J. VanderBrug, Ph.D.(2)	709,352	*
Charles N. Corfield(3)	616,509	*
W. Frank King, Ph.D.(4)	162,355	*
Robert H. Brumley(5)	99,994	*
Joost Farwerck	0	*
Eelco Blok	0	*
Richard G. Tennant(6)	194,849	*
Paul H. Floyd(7)	239,124	*
Edwin van Ierland(8)	26,250	*
Mark S. Flynn(9)	55,161	*
All current executive officers and directors as a group (11 persons)	3,691,497	5.09%
5% Shareholders
KPN B.V.(10) Maanplein 55, 2516 CK The Hague, The Netherlands	40,121,074	56.33%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
Includes 204,548 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009. Also includes 16,667 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust.

(2)
Includes 191,000 shares of Common Stock issuable upon exercise of options within 60 days of April 11, 2009. Also includes 392,449 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein.

  Does not include 9,744 shares of Common Stock held by Dr. VanderBrug's spouse, shares of which Dr. VanderBrug disclaims beneficial ownership.

(3)
Includes 80,806 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009. Also includes 460,139 shares held by the Charles N. Corfield Trust u/a/d December 19, 1991, revised and amended October 19, 2004, a revocable trust of which Mr. Corfield is the sole trustee.

(4)
Includes 162,355 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009.

(5)
Includes 99,994 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009.

(6)
Includes 183,349 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009.

(7)
Includes 224,124 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009. Also includes 1,800 shares held by Bonnie C. Floyd's Traditional IRA, 2,600 shares held by an underage daughter of Mr. Floyd, 2,400 shares held by another underage daughter of Mr. Floyd, 2,500 shares held by the Bonnie C. Floyd Revocable Trust, and 3,900 shares held by the Paul H. Floyd Revocable Trust. Mr. Floyd disclaims beneficial ownership of the shares held by the Bonnie C. Floyd Traditional IRA, his underage daughters and the Bonnie C. Floyd Revocable Trust.

(8)
Includes 26,250 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009.

(9)
Includes 52,661 shares of Common Stock issuable upon exercise of options within 60 days of April 1, 2009.

(10)
According to amendment No. 1 to Schedule 13D filed with the SEC on October 11, 2007.

 MANAGEMENT AND CORPORATE GOVERNANCE

Board of Directors

        Our First Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws provide for our business to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term. Our board of directors currently consists of seven members, classified into three classes as follows: (1) Ofer Gneezy and Charles N. Corfield constitute Class 1 directors with a term ending at the 2009 annual meeting; (2) Gordon J. VanderBrug, Eelco Blok and W. Frank King constitute Class 2 directors with a term ending at the 2010 annual meeting; and (3) Robert H. Brumley and Joost Farwerck constitute Class 3 directors with a term ending at the 2011 annual meeting.

        On March 3, 2009, our board of directors nominated Ofer Gneezy and Charles N. Corfield for re-election as Class 1 directors at the 2009 annual meeting, each to serve for a term of three years until the 2012 annual meeting of shareholders, and to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

        Set forth below are the names of the persons nominated as directors for election at the 2009 annual meeting and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Ofer Gneezy	57	President, Chief Executive Officer and Chairman of the Board
Gordon J. VanderBrug, Ph.D.	66	Executive Vice President, Assistant Secretary and Director
Eelco Blok(1)	51	Director
Charles N. Corfield(1), (2), (3)	49	Director
Robert H. Brumley(2), (3)	60	Director
Joost Farwerck	43	Director
W. Frank King, Ph.D.(2), (3)	69	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Seller Committee.

Nominees as Class 1 Directors (Term to Expire in 2012)

        Ofer Gneezy, co-founder of iBasis, has served as our President, Chief Executive Officer and a director since our formation in August 1996, and was appointed Chairman of the Board in October 2007. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automatix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently having served as its President and Chief Executive Officer. Mr. Gneezy graduated from Tel-Aviv University, has a Masters of Science in engineering from M.I.T. and is a graduate of the Advanced Management Program at Harvard University's Graduate School of Business Administration.

        Charles N. Corfield, has served as one of our directors since September 1997. Since 2000, Mr. Corfield has been the Chief Executive Officer of SandCherry Networks, Inc. Mr. Corfield co-founded Frame Technology Corp., a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until Adobe Systems acquired the company in 1995. Mr. Corfield serves on the boards of directors of SandCherry, Pathogen Systems and Intuicom.

Continuing Class 2 Directors (Term to Expire in 2010)

        Gordon J. VanderBrug, Ph.D., co-founder of iBasis, has served as our Executive Vice President, Assistant Secretary and a director since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, an M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        Eelco Blok, has served as one of our directors since October 2007. Mr. Blok is Managing Director Business Segment, Getronics Segment and Wholesale & Operations Segment of Royal KPN and has also been a member of the Board of Management of Royal KPN since June 1, 2006. Mr. Blok joined Royal KPN in 1983 and since then has held various management positions, including the Director of the Carrier Services, Corporate Networks, Fixed Net Operator and Corporate Strategy & Innovation departments. Most recently, Mr. Blok was Chief Operating Officer for a previously existing fixed division of Royal KPN. From April until December 2004, Mr. Blok served as a member of the Board of Management of Royal KPN.

        W. Frank King, Ph.D., has been a private investor since November 1998 and one of our directors since June 2001. From 1992 to 1998, he was the Chief Executive Officer and a director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus Development Corporation, and for the nineteen years prior to 1988, he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. Dr. King is a director of Live Wire Mobile, Inc., Aleri Inc. and eOn Communications Corporation.

Continuing Class 3 Directors (Term to Expire in 2011)

        Robert H. Brumley, has served as one of our directors since September 2005. In April 2008, Mr. Brumley returned as Managing Member of Pegasus Global, LLC, having resigned as President and Chief Executive Officer of TerreStar Networks and President and Chief Executive Officer of TerreStar Corporation. Mr. Brumley also resigned as director of Motient Corporation, the predecessor firm of TerreStar Corporation. Prior to joining TerreStar in August 2005, Mr. Brumley was founder and managing member of Pegasus Global LLC, an international development and advisory services firm specializing in technology, capital formation, and market strategies and solutions for domestic and international companies from January 2002 until August 2005. From January 2000 until January 2002, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications Corporation, a wholesale metropolitan area network provider.

        Joost Farwerck, has served as one of our directors since October 2007. Mr. Farwerck has been the Director of Royal KPN's Segment Wholesale Services & Operations department since January 1, 2006. From 2003 to 2005, Mr. Farwerck was the Director of Royal KPN's Carrier Services department. Prior to 2003, Mr. Farwerck was Secretary to the board of directors of Royal KPN.

Director Independence

        The board of directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, the board of directors has determined that each of the following directors is an "independent director" as such term is defined by NASDAQ: (i) Robert H. Brumley, (ii) Charles N. Corfield, and (iii) Dr. W. Frank King. KPN owns a majority of our voting securities and, in accordance with NASDAQ Rule 4350(c), we are exempt from requirement that a majority of our board of directors qualify as independent directors.

        The board of directors has established three standing committees, the Audit Committee, the Compensation Committee, and the Seller Committee. The board of directors has also determined that each member of the Audit Committee meets the independence requirements as prescribed by NASDAQ and the SEC. One member of the Compensation Committee does not qualify as independent, as described below under "Committees of the Board of Directors and Meetings—Compensation Committee."

KPN Board Representation and Veto Rights

        In connection with the closing of the KPN Transaction, we adopted our Second Amended and Restated By-laws, as amended, that give KPN board representation rights and veto rights on certain matters, which rights are summarized in relevant part below. Our Second Amended and Restated By-Laws are filed as Exhibit 3.01 to our Current Report on Form 8-K filed on October 5, 2007.

        During the Control Period (as defined below), no fewer than two members of the board of directors will be nominated by KPN without qualification, and, commencing on the second anniversary of the date on which the Second Amended and Restated By-laws became effective, or October 1, 2009 (the "Second Anniversary"), no fewer than two additional members of the board of directors will be nominated by KPN, provided that such two additional directors must meet the independence requirements set forth in Rule 4200(a)(15) of the Marketplace Rules of NASDAQ, as amended or superseded from time to time, and any other requirements for independence which may be required pursuant to applicable law and the rules of NASDAQ.

        Following the Second Anniversary, our chief executive officer may be removed and replaced by a unanimous vote of the KPN-nominated directors and any directors meeting the independence requirements stated above (the "Director Group"). If a vote on the removal or appointment of our chief executive officer does not result in a unanimous vote of the Director Group, then a deadlock mechanism is used to resolve the deadlocked matter.

        Further, during the Control Period, a resolution of the board of directors with respect to the following matters may not be approved without the approval of a majority of the entire board of directors, including the unanimous approval of the KPN-nominated directors:

  •
  the appointment or removal of our chief financial officer;

  •
  the approval of our annual budget and three-year business plan;

  •
  any financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances (or any series of related financings, guarantees, acquisitions, dispositions, incurrences of liens or other encumbrances), that involve, in each case the aggregate payment or receipt by (or incurrence of obligations of or to) us or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000;

  •
  any one or series of related mergers, consolidations or other similar transactions that involve the aggregate payment or receipt by (or incurrence of obligations of or to) us or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000;

  •
  any investments, reorganizations, joint ventures, partnerships, leases or capital expenditures (or any series of related investments, reorganizations, joint ventures, partnerships, leases or capital expenditures), that involve, in each case, the aggregate payment or receipt by (or incurrence of obligations of or to) us or any of our subsidiaries or other affiliates of consideration in excess of $10,000,000 which are not covered in our annual budget;

  •
  any issuance, grant, sale or offer or any repurchase, reduction, redemption, conversion, sub-division, consolidation, cancellation or otherwise by us of shares, other capital stock or any instruments with voting rights or that are convertible into capital stock, including options and warrants, other than upon the exercise of options, warrants or other convertible securities outstanding on the date on which the Second Amended and Restated By-laws become effective, pursuant to the terms of such options, warrants and other convertible securities;

  •
  any declaration by us of dividends or other distributions to shareholders;

  •
  any amendments to our certificate of incorporation or by-laws; and

  •
  any commencement of voluntary bankruptcy proceedings, dissolution or similar proceedings by us or any of our subsidiaries or other affiliates.

        For purposes of the foregoing, "Control Period" includes any period of time after the Second Amended and Restated By-laws became effective, or October 1, 2007, during which KPN holds in excess of 50% of our capital stock entitled to vote generally on the election of directors, provided, that the Control Period shall continue during any Grace Period (as defined below) and provided, further that, the Control Period shall terminate in its entirety from and after such date, if any, which falls at the end of any nine-consecutive-month period after the date the Second Amended and Restated By-laws became effective, of October 1, 2007, during which KPN holds less than 40% of our capital stock entitled to vote on the election of directors generally for the entirety of such nine-month period (regardless of whether or not KPN may at a later time hold in excess of 50% of our capital stock entitled to vote generally on the election of directors), with such period to be extended by the amount of time, if any, during such nine-month period in which KPN would have been prohibited from purchasing shares of our capital stock because such purchases could reasonably be expected to result in a violation of applicable laws, as determined by counsel to our Audit Committee, which counsel shall not also serve as counsel to us (the "Independent Counsel").

        "Grace Period", as used in the Second Amended and Restated By-laws, means any period beginning immediately upon any time that KPN ceases to hold in excess of 50%, but continues to hold at least 40%, of our capital stock entitled to vote generally on the election of directors, as a result of the issuance of shares of our capital stock to third parties, provided, that (x) at such time, KPN is unable to purchase additional shares of our capital stock because such a purchase at such time could be reasonably expected to result in a violation of applicable laws, as determined by the Independent Counsel, and (y) on or prior to such issuance of our capital stock to third parties, KPN irrevocably commits to purchase, subject to customary mutually agreed upon conditions, a number of shares of our capital stock such that, after giving effect to such purchase, KPN shall hold in excess of 50% of our capital stock entitled to vote generally on the election of directors, as soon as such purchase could no longer be reasonably expected to result in a violation of applicable laws, as determined by the Independent Counsel, with any such Grace Period terminating on the earlier of (x) ten business days after the date when such purchase could no longer be reasonably expected to result in a violation of applicable laws, as determined by the Independent Counsel, or (y) the earlier of (i) the date of filing of our next periodic report required to be filed under Section 13 of the Exchange Act and (ii) the due date of such filing. "Grace Period" does not include any period during which KPN holds less than 40% of our capital stock.

Committees of the Board of Directors and Meetings

        The board of directors holds regular meetings, and special meetings as necessary. In addition, independent members of the board of directors meet regularly in executive sessions without management present. The board of directors has three committees, including the Audit Committee, Compensation Committee and Seller Committee, each of which is described below.

        Meeting Attendance.    During the fiscal year ended December 31, 2008, the board of directors held eleven meetings and the various committees of the board of directors met a total of eighteen times. Each of the directors attended at least 75% of the meetings of the board of directors and the various committees on which each served[, except that Mr. Brumley attended one of the two Seller Committee meetings we held in 2008. Mr. Gneezy and Dr. VanderBrug attended our 2008 Annual Meeting of Shareholders. We do not require the attendance of our non-employee directors at our annual meetings.

        Audit Committee.    The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of our financial information, control systems, and reporting practices, engaging and recommending to the board of directors the appointment of our independent registered public accounting firm. Our Audit Committee met eleven times during 2008 and held five executive sessions with the independent registered public accounting firm in conjunction with certain regularly scheduled meetings. The current members of the Audit Committee are Dr. King and Messrs. Corfield and Brumley, each of whom satisfies the current independence standards promulgated by the SEC and NASDAQ, as such standards apply specifically to members of audit committees. The board of directors has determined that Dr. King is an "audit committee financial expert," as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the Audit Committee Report set forth elsewhere in this proxy statement.

        A copy of the Audit Committee's written charter is publicly available on our website at http://investor.ibasis.com.

        Compensation Committee.    The Compensation Committee administers the Company's compensation policies and stock plans. Its members are Messrs. Blok and Corfield. Mr. Blok serves as its chairman. It is the practice of management to make recommendations to the Compensation Committee regarding executive compensation matters. In turn, the Compensation Committee accepts or modifies in whole or in part management's recommendations and reports its determinations to the board of directors. Our process and procedures for the determination of the compensation of our executive officers and directors are described in the Compensation Discussion and Analysis section below. The Compensation Committee met five times during 2008 and held three executive sessions. Mr. Corfield qualifies as independent as defined by Rule 4200(a)(15) of the NASDAQ listing rules. Upon the closing of the KPN Transaction, Eelco Blok, a member of the Board of Management of Royal KPN, joined our Compensation Committee. Due to Mr. Blok's position with Royal KPN, which is an indirect holder of approximately 56% of the voting power of our Common Stock, he does not qualify as "independent," as defined by Rule 4200(a)(15) of NASDAQ, or as a "non-employee director," as defined by Securities and Exchange Commission Rule 16b-3(b)(3). However, under NASDAQ's "controlled company" rule, compensation of our chief executive officer is not required to be determined, or recommended to the board of directors for determination, by a majority of independent directors or a compensation committee comprised solely of independent directors.

        A copy of the Compensation Committee's written charter is publicly available on our website at http://investor.ibasis.com.

        Seller Committee.    The Seller Committee is responsible for reviewing and approving matters relating to claims, suits, proceedings or disputes involving iBasis and Royal KPN or any of its affiliates. Its members are Dr. King and Messrs. Corfield and Brumley.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently one of our employees. As disclosed above, Mr. Blok is a member of the Board of Management of Royal KPN, which is an indirect holder of approximately 56% of the voting power of our Common Stock. In 2008, none of our executive officers served on the board of directors or compensation committee of any other entity that had one or more executive officers serving on our board of directors or Compensation Committee.

Procedures for Nominating Directors

        The board of directors does not have a separate standing nominating committee or a nominating committee charter. The board of directors does not delegate the responsibility for selecting new directors as it believes that, except for the special nomination rights granted to KPN in our Second Amended and Restated Bylaws, all of its members should be involved in this process. During the Control Period, as defined under "KPN Board Representation and Veto Rights" above, no fewer than two members of the board of directors will be nominated by KPN without qualification, and, commencing on the Second Anniversary, no fewer than two additional members of the board of directors will be nominated by KPN, provided that such two additional directors must meet the independence requirements set forth in Rule 4200(a)(15) of the Marketplace Rules of NASDAQ, as amended or superseded from time to time, and any other requirements for independence which may be required pursuant to applicable law and the rules of NASDAQ.

        In other cases, independent members of the board of directors search for and review suitable candidates for director nominations, which may include candidates proposed by other shareholders or directors. The entire board of directors conducts the other aspects of the selection process. In identifying and evaluating candidates for election, other than candidates nominated by KPN, the board of directors follows the procedures described below.

        The board of directors first evaluates the current members of the board of directors who are willing to continue in service. The board of directors considers current members who are willing to continue in service, by balancing the value of their continuity of service with that of obtaining potentially different perspectives from other directors.

        If any member of the board of directors does not wish to continue in service or, after evaluation by the board of directors, if the board of directors decides not to recommend a member for re-election, the board of directors identifies the desired skill set and experience of a new nominee and any void or particular area of expertise left by the departing director, in light of whether the nominee:

  •
  has the personal attributes for successful service on the board of directors, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others;

  •
  has been the chief executive officer or a senior executive of a public company or a leader of an organization similarly situated vis-à-vis the public, including industry groups, universities or governmental organizations;

  •
  will add specific value or a unique perspective as a board member, by virtue of particular experience, technical expertise, specialized skills or contacts relevant to our current or future business;

  •
  will be able to devote sufficient time to effectively carry out the business of the board of directors;

  •
  is expected to qualify as an "independent director" within the meaning of the SEC rules and applicable NASDAQ listing standards;

  •
  is expected to qualify as an "audit committee financial expert" as defined by the SEC rules; and

  •
  should be considered due to other factors related to their ability and willingness to serve.

        In addition, in connection with the closing of the KPN Transaction, we amended and restated our By-laws to give KPN certain agreed upon governance mechanisms, including special director nomination and removal rights, as described under "KPN Board Representation and Veto Rights" above.

        Our Second Amended and Restated By-laws, as amended, also contain provisions that address the process by which a shareholder may nominate a candidate for director. The board of directors will consider director candidates recommended by shareholders in the same manner as other nominees, except that the board of directors may consider the extent to which the recommending shareholder intends to maintain its ownership interest in iBasis, including in the case of nominees recommended for election at an annual meeting of shareholders, whether the recommending shareholder intends to continue maintaining its ownership interest at the time of such meeting.

        To recommend a candidate for nomination to the board of directors, shareholders should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803. For consideration of a candidate at our 2010 annual meeting, such notice must be delivered to the Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of this proxy statement delivered to shareholders for our 2009 annual meeting. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership history, including the number of shares owned and the time held.

Shareholder Communications to the Board

        Generally, shareholders who have questions or concerns should contact our Investor Relations department at 781-505-7500 or submit written communication to iBasis, Inc., Investor Relations, 20 Second Avenue, Burlington, MA 01803. Shareholders wishing to submit written communications directly to the board of directors should send their communications to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803. Shareholder communications will be considered by the board of directors, or any individual director as appropriate, depending on the facts and circumstances outlined in the communications.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors as of April 1, 2009. All such executive officers are at-will employees.

Name	Age	Position
Paul H. Floyd	51	Senior Vice President Global Products, Network and Systems
Mark S. Flynn	54	Chief Legal Officer and Corporate Secretary
Richard G. Tennant	64	Senior Vice President of Finance and Administration and Chief Financial Officer
Edwin van Ierland	46	Senior Vice President of Global Sales and Purchase

        Paul H. Floyd, has served as our Senior Vice President Global Products, Networks and Systems since March 2008. From September 2001 until March 2008, Mr. Floyd was our Senior Vice President of R&D, Engineering and Operations and from April 2001 until September 2001, he was our Vice President of Research and Development. Prior to joining us, from 2000 until January 2001, Mr. Floyd was a Senior Vice President of DSL Business at Paradyne Networks, Inc., a manufacturer of high-speed broadband access products and technology that support and manage high-bandwidth applications and network traffic. From 1996 to 2000, Mr. Floyd served as Vice President of Research and Development and Engineering at Paradyne.

        Mark S. Flynn, has served as our Chief Legal Officer and Corporate Secretary since February 2007. Prior to joining us, from 2001 to 2006, Mr. Flynn was Vice President, General Counsel and Secretary of Imagistics International Inc., a NYSE traded provider of office imaging products and services. Prior to joining Imagistics, Mr. Flynn was a partner in the corporate department of the law firm of Wiggin and Dana LLP in Stamford, CT from 1999 to 2001. Previously, Mr. Flynn was Senior Deputy General

Counsel with Olin Corporation, a diversified manufacturer, from 1997 to 1999; Executive Vice President, General Counsel and Secretary of ServiceMaster Diversified Health Services, L.P., a nursing home management and development company, from 1992 to 1997; and Vice President, General Counsel and Secretary of Arcadian Corporation, a fertilizer manufacturer, from 1989 to 1992.

        Richard G. Tennant, has served as our Chief Financial Officer since October 2001 and was promoted on February 16, 2006 from Vice President of Finance and Administration to Senior Vice President of Finance and Administration. From June 2000 to September 2001, Mr. Tennant was the Vice President, Chief Financial Officer and Treasurer of ScoreBoard, Inc., a software company providing optimization solutions for wireless carriers. From 1999 to 2000, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Orbcomm Global, L.P., the world's first commercial provider of global low-earth satellite data and messaging services. From 1997 to 1999, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Information Resource Engineering, now known as SafeNet, Inc., a developer and manufacturer of security and encryption products for computer data networks.

        Edwin van Ierland, joined the Company in October 2007 as our Senior Vice President of Carrier Operations, and was promoted to Senior Vice President of Global Sales and Purchase in November 2007. From 1998 to 2007, Mr. van Ierland held positions of increasing responsibility within the management team of Royal KPN, including Senior Vice President of KPN Global Carrier Services, Senior Vice President of KPN Carrier Services, and Vice President of KPN Fixed. From 1995 to 1998, he worked for Schiphol Telematics (a KPN, KLM and Amsterdam Airport Schiphol subsidiary). Mr. van Ierland also served in the Royal Netherlands Air Force from 1990 to 1995, where he held various staff and operational management positions with responsibility for communications infrastructure, operations and related policies.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Compensation Objectives

        Our compensation programs are designed to meet the following objectives:

  •
  compensation opportunities that support the company's efforts to develop highly qualified executive leaders, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value;

  •
  support business strategies that appropriately balance short-term and long-term goals;

  •
  reinforce the relationship between pay and performance by placing a significant portion of executives' total compensation at risk and subject to the achievement of financial goals and other critical individual and business objectives; and

  •
  Align the interests of executives with those of stockholders through the use of equity based awards and annual cash incentive awards that are linked to performance and shareholder value.

        Our Compensation Committee, which is responsible for considering and implementing management's recommendations with respect to executive compensation policies and regularly evaluating the effectiveness of such policies, believes that compensation paid to our executive officers should be closely aligned with their individual achievements, overall effectiveness as a management team, and our corporate performance relative to financial and non-financial goals.

Compensation Elements

        Our executive compensation program is intended to be simple and clear, and consists of the following elements (depending on individual performance as well as our performance):

  •
  Base salary;

  •
  Annual performance-based cash bonus;

  •
  Long-term incentives in the form of stock options;

  •
  Severance and change in control arrangements; and

  •
  Health and other benefits that are offered to executives on the same basis as our non-executive employees.

Background

        We have historically targeted the median of the market for all executive compensation elements. However, in the third quarter of 2002, in order to facilitate our efforts to reduce our debt obligations, we instituted an executive salary freeze that resulted in compensation that was well below market. This freeze helped us to perform in a very challenging business climate with limited internally generated capital resources. In the first quarter of 2006, due to our improved financial position and desire to retain our executive officers and hire new employees, we lifted this salary freeze and modestly increased salaries. In January 2007, the Compensation Committee approved a more aggressive executive compensation increase. Specifically, aggregate executive base salaries were increased by 47% and aggregate target bonuses were decreased by 11% so that incentive or "at-risk" pay would be not more than one-half (50%) the sum of each executives 2007 base salary and target cash incentive compensation. Even with these 2007 increases in executive compensation and shift toward a higher base salary, overall executive compensation remained well below the median pay levels for telecommunication peer companies having a similar number of employees and revenue, according to executive compensation data from the 2006 Thobe Group Communication Technologies Benchmark Survey. The Compensation Committee, therefore, endeavored to adopt an incremental approach toward a median executive pay structure over a two to three year period.

Targeted Compensation and Compensation Mix

        In making its 2008 executive compensation decisions, the Compensation Committee directed executive management to engage Pearl Meyer & Partners, an independent compensation consultant and recognized leader in executive and director compensation strategy and governance ("Pearl Meyer"), to assess the competitiveness of our executive compensation program. Pearl Meyer prepared a report for the Compensation Committee containing a "Primary Peer Group Composite" perspective reflecting the average of "Primary Peer Group" and "Survey Group" data. The Primary Peer Group data consisted of 10 publicly traded firms with similar products/services and revenues as compared to us. These companies had median revenues of $973.4 million and median market capitalization of $1,145.8 million and consisted of the following: Akamai Technologies, Earthlink, Global Crossing, IDT Corp., Paetec Holding Corp., RCN Corp., Savvis, Time Warner Telecom, Vonage Holdings Corp. and Windstream Corp. The Survey Group data reflected a broad group of technology firms from a confidential survey source from a reputable vendor applying the appropriate revenue and executive role perspectives.

        Pearl Meyer recommended that when considering competitive compensation levels, the Compensation Committee should consider our overall financial performance relative to actual compensation levels. Therefore, it analyzed our revenue growth, EBITDA as a percentage of revenue, and current total shareholder return as compared to that of the Primary Peer Group over one and three year periods based on data trailing from the third quarter of 2007. Based on these comparisons, our overall rank was eight out of eleven for one year performance, and five out of eight for three year performance.

        The Compensation Committee also considered other factors, including existing salary levels, retention and recruitment needs, the four year freeze on executive salaries, equity ownership levels, 2007 corporate achievements and individual executive performance, and the anticipated difficulty level of reaching the annual bonus targets for 2008.

        Pearl Meyer observed that on average, iBasis' 2007 executive base salaries, target total cash compensation (base salary plus target bonus), actual total cash compensation (base salary plus last paid bonus), long-term incentives and actual total direct compensation (actual total cash plus long-term incentives) were below the 25th percentile of the Primary Peer Group competitive market. In its report and in subsequent conversations with human resources personnel, Pearl Meyer cited traditional retention, engagement and recruitment principles and recommended that executive pay should fall within a competitive position (50th percentile) relative to the market. Taking an incremental approach to narrowing the gap, for 2008, Pearl Meyer recommended that our 2008 executive salaries be increased to at least a 30th percentile competitive position.

        While recognizing the importance of competitive pay and the value of the Pearl Meyer recommendations, the Compensation Committee agreed with management in determining that we were not in a financial position to elevate executive pay practices to the 50th, or even 30th percentile, for overall executive pay. However, the Compensation Committee did agree with management's recommendations to implement an incremental approach targeting the 50th percentile over the next few years. As a step toward attaining this goal, the Compensation Committee approved 2008 pay increases in alignment with the 25th market percentile of the Primary Peer Group Composite. This increase to the 25th market percentile resulted in an overall increase of $657,000 to executive pay, as discussed in greater detail below.

Role of Management in Determining Compensation Decisions

        At the request of our Compensation Committee, our management, led by our Chief Executive Officer and Executive Vice President, and in collaboration with our Human Resources department, makes recommendations to our Compensation Committee relating to executive compensation program design, specific compensation amounts, bonus targets, incentive plan structure and other executive compensation related matters, including matters pertaining to our Chief Executive Officer. Our Chief Executive Officer is not present when his salary is deliberated by the Compensation Committee.

        Our Compensation Committee reviews the recommendations of our management with respect to base salaries and incentive compensation and each element of compensation when making pay decisions. In allocating compensation among compensation elements, we emphasize incentive, not fixed compensation to ensure that executives only receive superior pay for superior results. We equally value short- and long-term compensation because both short- and long-term results are critical to our success. After weighing these factors, our Compensation Committee accepts or modifies in whole or in part management's recommendations and reports its determinations to our board of directors.

        Upon the closing of the KPN Transaction, Eelco Blok, a member of the Royal KPN's Board of Management, joined our Compensation Committee. Due to Mr. Blok's position with Royal KPN, which is an indirect holder of approximately 56% of the voting power of our Common Stock, he does not qualify as "independent," as defined by Rule 4200(a)(15) of NASDAQ, as a "non-employee director," as defined by Securities and Exchange Commission Rule 16b-3(b)(3). Accordingly, in order to secure the benefit of certain regulatory relief, we submit the Compensation Committee's recommendations regarding stock option grants to our executive officers for the approval of our full board of directors.

        In making recommendations for 2008, management reviewed the Pearl Meyer Report and evaluated each executive's 2007 performance, expected 2008 contributions, replaceability and unique expertise. Management noted that smaller increases were necessary to bring Mr. Flynn's salary to the 25th percentile, as he had commenced employment with iBasis in 2007 and had not been subject to the five year salary freeze. On the other hand, management highlighted Mr. Floyd's tenure and overall value, noting that his performance warranted a 15% premium due to his expanded responsibilities relative to integration work. Mr. Floyd's benchmark position match was to an Engineering and R&D Executive, but his duties also include managing Global Information Systems and Operations.

        Management also proposed that Dr. VanderBrug's overall compensation be competitive with that of co-founder and Chief Executive Officer, Mr. Gneezy. According to the Pearl Meyer report, the closest match for Dr. VanderBrug's position was Chief Operating Officer (COO) which, in management's view, did not capture the full scope of Dr. VanderBrug's responsibilities. In addition to most of the traditional COO duties, Dr. VanderBrug is also responsible for our Retail Sales Organization and our Pingo business, and he plays a vital role in the strategic leadership and executive management of the Company, all factors which tended toward a greater relative increase.

Compensation Elements

Base Salary

        Our objective for paying base salaries to executives is to reward them for performing the core responsibilities of their positions and to provide a level of security with respect to a portion of their compensation. Our Compensation Committee considers a number of factors when setting base salaries for executives, including the following:

  •
  Existing salary levels;

  •
  Competitive pay practices;

  •
  Individual and corporate performance; and

  •
  Internal pay equity among our executives, taking into consideration their relative contributions to our success.

        In 2008, we increased individual base salaries for our executive officers between 20% and 40% from 2007 base salaries. The increases were made in order to raise executive compensation to the 25th percentile of the Primary Peer Group Composite, to enhance retention and improve our ability to recruit new executives. As noted above, individual executive increases varied. The variances were based on the increase needed to reach the 25th percentile, each executive's level of contribution as compared to the Pearl Meyer benchmark position match, 2007 performance, expected 2008 contributions, and the unique experience that each brings to iBasis.

Annual Incentive Awards

        Our objective for offering annual cash bonus awards to our named executive officers is to motivate them to achieve our financial goals, while taking into account their individual goals and responsibilities. Our Compensation Committee implemented our 2008 executive officer bonus plan, effective as of the first quarter of 2008, pursuant to which our named executive officers became eligible to receive cash bonus awards based on 2008 net income.

        Under our 2008 executive officer bonus plan (the "2008 Bonus Plan"), in February 2008, we assigned a specific bonus target to each executive for performance in 2008. Our management made recommendations to our Compensation Committee regarding suggested 2008 target bonuses based on competitive total cash survey data provided by Pearl Meyer and our overall financial position. In reviewing our management's proposal, our Compensation Committee considered the below-market base salaries, the difficulty level of reaching the 2008 performance goals, executive officer performance and the Pearl Meyer report. Bonus targets were designed to allow for superior pay in the event we had superior financial results and also to offset the below-market base salaries that had resulted from the previous salary freeze. Cash bonus targets were determined based on individual responsibility levels and performance expectations and were to be payable as approved by the Compensation Committee in a proportionate amount representing the percentage of our targeted corporate Adjusted EBITDA goal pursuant to our 2008 financial plan (the "Financial Plan") approved by our board of directors. Specifically, payouts under our 2008 Bonus Plan were dependent on our achievement towards the Adjusted EBITDA goal such that bonus payout would increase linearly from zero bonus at zero adjusted EBITDA to 100% of the target bonus amount payable upon achievement of 100% of the Adjusted EBITDA under the Financial Plan. By contrast, from achievement of 100% of the Adjusted EBITDA under the Financial Plan up to achievement of 150% of the Adjusted EBITDA under the Financial Plan, the bonus payout would increase linearly from 100% of the target bonus amount to 200% of the target bonus amount. Payouts under the 2008 Bonus Plan were capped at 200% of the target bonus amount. Regardless of our actual financial performance under the Financial Plan, our Compensation Committee retained the discretion to increase or decrease bonuses payable under the 2008 Bonus Plan as it deemed appropriate.

        The target under the 2008 Bonus Plan was set aggressively with a high level of difficulty for achievement; however, we and our Compensation Committee consider the specific Adjusted EBITDA goals in the Financial Plan, as well as the percentage payout based on our achievement of such goals, to be our confidential information, the disclosure of which would cause us to experience financial harm.

        The amounts of the 2008 cash bonuses paid to our named executive officers pursuant to the 2008 Bonus Plan are included in the Non-Equity Incentive Plan column of the Summary Compensation Table below and the threshold, target and maximum amounts payable are included in the Grant of Plan-Based Award Table below.

Long-Term Incentives

        Our named executive officers are eligible to receive long-term incentive awards under our 2007 Stock Plan. Our objectives of providing our named executive officers with long-term incentive awards are:

  •
  To align executive and shareholder interests;

  •
  To provide a competitive compensation package; and

  •
  To provide for retention of executives through the use of vesting over time.

        Our long-term incentive awards have historically been issued in the form of stock options. Stock options for all our employees, including our named executive officers, vest in quarterly installments, generally over four years.

        When determining the potential grant of option awards for a named executive officer, our Compensation Committee considers the following factors:

  •
  The executive officer's current contribution to our performance;

  •
  Our executive retention objectives;

  •
  The executive officer's anticipated contribution to meeting our long-term strategic performance goals;

  •
  Industry practices and norms; and

  •
  The executive officer's existing level of stock ownership, and whether past incentives are still in effect.

        Based on these factors, in 2008 each of our named executive officers was granted a stock option on February 26, 2008. Notwithstanding these grants, our executive officer long-term incentives remained below the 25th percentile of the Primary Peer Group Composite, according to the Pearl Meyer report.

        Details of 2008 option grants to our named executive officers can be found in the Grants of Plan-Based Awards table below.

Stock Option Grant Procedures

        Our management, along with our board of directors, implemented changes during the fourth quarter of 2006 to our option granting process for the timing, approval and pricing of stock option grants as detailed below:

  •
  All option grants to our employees must be approved in minuted meetings of our Compensation Committee;

  •
  The exercise price of each stock option will be the closing price on the date of our Compensation Committee meeting;

  •
  In advance of each meeting, our Compensation Committee will receive information from our management, including, but not limited to, information related to the number of options in the pool and a recommendation of option recipients, including the number of options for each recommended recipient;

  •
  All option grants other than new hire grants will be granted at the same time each year;

  •
  If our Compensation Committee agrees to a grant date other than the ordinarily prescribed time, the grants must be approved in a minuted meeting of our Compensation Committee; and

  •
  Every offer letter for new hires must state that each option is subject to approval by our Compensation Committee and that the exercise price of option grants will be the closing price on the date of approval by our Compensation Committee.

Severance and Change in Control Arrangements

        We have arrangements to provide a competitive total compensation package for all of our named executive officers and to provide them with a level of security in the event of a change-in-control to minimize creating conflicting interests between the executive and our Company.

        Each arrangement provides compensation elements, salary continuation, and vesting acceleration that would occur, in the event of certain types of executive terminations or upon a change of control of the Company. In addition, effective December 31, 2008, the Company adopted Section 409A Policies and Procedures in order for all plans, agreements and arrangements between the Company and its employees to comply with Section 409 of the Internal Revenue Code.

        Each officer's employment may be terminated at any time with or without cause and each officer may voluntarily resign at any time with or without good reason. A detailed description of the arrangements and payouts associated with these agreements is provided herein under the caption "Potential Payments Upon Termination or Change in Control."

Perquisites and Benefits

        We do not offer our executives any perquisites and all benefits received by executives are provided under the same terms and conditions as to our other employees, including health and dental coverage, group term life insurance, disability programs and matching contributions to our 401(k) plan.

Impact of Tax and Accounting on Executive Compensation

        Section 162(m) of the Internal Revenue Code ("the Code") limits the tax deduction to $1 million for compensation paid to certain executives of public companies. This deduction limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Our Compensation Committee's present intention is to structure executive compensation to minimize the application of the deduction limitation of Section 162(m) of the Code unless it determines that to do so would not be in our best interest or in the best interest of our shareholders. The Executive Bonus Plan that is subject to ratification by our shareholders at the 2009 annual meeting is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code. In any case, to date the combined salary and bonus of each executive officer has been below the $1 million limit.

        Our Compensation Committee has considered the impact of FAS 123R on our compensation program, but determined that stock options are still the best long-term incentive instrument for us because the Compensation Committee believes that stock options are more appreciated and understood by our management team than other types of equity-based compensation, and it has reservations about the tax implications of other forms of equity-based compensation. Our Compensation Committee will continue to review compensation strategies and may implement additional approaches at some point in the future.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement for the 2009 annual meeting of shareholders, with our management. Based on this review and discussion, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of iBasis, Inc. Compensation Committee: Eelco Blok Charles N. Corfield

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table shows the compensation paid or accrued during the last three fiscal years ended December 31, 2008, 2007 and 2006 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer, (3) our three most highly compensated executive officers, other than our President and Chief Executive Officer and our Chief Financial Officer, who earned more than $100,000 during the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Ofer Gneezy	2008	$490,000		$72,785	$281,750	$6,900		$851,435
President & Chief Executive Officer	2007	$350,000	$96,784	$111,198	$135,450	$4,500		$697,932
	2006	$208,000		$60,485	$132,000	$4,400		$404,885
Gordon J. VanderBrug, Ph.D.	2008	$360,000		$60,554	$207,000	$6,900		$634,454
Executive Vice President	2007	$300,000	$82,958	$111,198	$106,100	$4,500		$604,756
	2006	$187,000		$60,485	$118,800	$4,400		$370,685
Paul H. Floyd	2008	$275,000		$87,338	$120,175	$6,900		$489,413
Senior Vice President Global	2007	$225,000	$65,835	$39,266	$99,975	$4,500		$434,576
Products, Networks and Systems	2006	$185,000		$48,341	$112,387	$4,400		$350,128
Richard G. Tennant	2008	$313,000		$87,338	$131,100	$6,900		$538,338
Senior Vice President, Finance &	2007	$250,000	$65,835	$39,266	$77,400	$4,500		$437,001
Chief Financial Officer	2006	$185,000		$48,341	$112,387	$4,400		$350,128
Mark S. Flynn(5)	2008	$288,000		$100,794	$93,725	$6,900		$489,419
Chief Legal Officer and Corporate	2007	$220,192	$43,313	$77,469	$56,438	$74,500	(6)	$471,912
Secretary

(1)
Represents cash bonus amounts paid in respect of performance for the three quarters ended September 30, 2007.

(2)
Represents the proportionate amount of the total fair value of option awards recognized by us as an expense in 2008, 2007 or 2006 for financial accounting purposes including the period prior to the closing of the KPN Transaction. The fair values of these awards and the amounts expensed in 2008, 2007 or 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For Mr. Gneezy and Dr. VanderBrug, the amount related to option awards includes $79,017 each of stock-based compensation expense in 2007 for the accelerated vesting of options upon the closing of the KPN Transaction. These costs were not recognized as an expense by us in 2007 but were reflected in the purchase accounting associated with the KPN Transaction. In the case of 2008 amounts, see Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. In the case of 2007 amounts, see Note 4 to our

  Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for details as to the assumptions used to determine the fair value of unvested option awards as of the date of the closing of the KPN Transaction. In the case of the option grant to Mr. Flynn in February 2007, see Note 4 to our Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2007 for details as to the assumptions used to determine the fair value of this award as our consolidated results of operations included in our Annual Report on Form 10-K excludes the consolidated results of operations of iBasis prior to the closing of the KPN Transaction. In the case of 2006 amounts, see Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards.

(3)
In the case of 2008 amounts, reflects actual amounts paid as cash bonuses in 2009 under the 2008 Bonus Plan. In the case of 2007 amounts, reflects the actual amounts paid as cash bonuses during 2007 for the first three quarters of 2007, and during 2008 for the quarter ended December 31, 2007 and the transaction synergy incentive bonuses tied to the achievement of synergies from the completion of the KPN transaction. In the case of 2006 amounts, reflects the actual amounts earned under the then-current executive officer bonus plans, although some payments were made in 2007.

(4)
Reflects the 401(k) match that is available to all of our employees.

(5)
Mr. Flynn commenced employment with us on February 12, 2007.

(6)
Includes $70,000 in relocation expenses.

Grants of Plan-Based Awards

        The following table shows information regarding grants of non-equity incentive awards and equity incentive awards that we made during the fiscal year ended December 31, 2008 to our executive officers named in the Summary Compensation Table above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options
						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Ofer Gneezy
2008 Executive Officer		$0	$490,000	$980,000
Cash Bonus
Option Grant	2/26/2008				120,000	$4.51	$435,600
Gordon J. VanderBrug, Ph.D.
2008 Executive Officer		$0	$360,000	$720,000
Cash Bonus
Option Grant	2/26/2008				100,000	$4.51	$363,000
Richard G. Tennant
2008 Executive Officer		$0	$228,000	$456,000
Cash Bonus
Option Grant	2/26/2008				70,000	$4.51	$254,100
Paul H. Floyd
2008 Executive Officer		$0	$209,000	$418,000
Cash Bonus
Option Grant	2/26/2008				70,000	$4.51	$254,100
Mark S. Flynn
2008 Executive Officer		$0	$163,000	$326,000
Cash Bonus
Option Grant	2/26/2008				25,000	$4.51	$90,750

(1)
Reflects the SFAS 123R value on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        The compensation paid to our named executive officers in 2008 summarized in our Summary Compensation Table above is determined in accordance with employment agreements and letter agreements that we have entered into with each of our named executive officers. These agreements provided a compensation package, including severance benefits, to our named executive officers. The material terms of these agreements are discussed under the caption "Compensation Discussion and Analysis—Severance and Change in Control Arrangements" and "Potential Payments Upon Termination or Change in Control."

        The material terms of our 2008 Bonus Plan are discussed under the caption, "Compensation Discussion and Analysis—Annual Incentive Awards."

        The options granted to our named executive officers in 2008 summarized in our Grants of Plan-Based Awards Table were granted pursuant to our 2007 Stock Plan. The options granted to our named executive officers in 2008 were granted with an exercise price equal to the fair market value of our shares of Common Stock on the date of grant and vest quarterly over a period of four years in sixteen installments, each of 6.25% of the option granted and have a ten year term.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows grants of stock options outstanding (vested and unvested) on December 31, 2008, the last day of the fiscal year, held by each of the executive officers named in the Summary Compensation Table above.

Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price($)		Option Expiration Date
Ofer Gneezy	14,034 5,154 8 23,976 14,396 39,576 2,469 1,122 1,198 17,990 38,376 22,500	0 0 0 0 0 0 0 0 0 0 0 97,500	$ $ $ $ $ $ $ $ $ $ $ $	30.9568 30.9568 1.5009 1.5009 1.8345 2.2097 2.2097 1.8345 4.4194 4.8989 4.5445 4.51	05/25/2010 05/25/2010 11/15/2011 11/15/2011 08/11/2013 08/11/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016 02/26/2018
Gordon J. VanderBrug, Ph.D.	28,782 13,190 1,200 2 23,982 14,392 39,575 3,596 17,990 1,198 38,376 18,750	0 0 0 0 0 0 0 0 0 0 0 81,250	$ $ $ $ $ $ $ $ $ $ $ $	2.2931 28.1426 28.1426 1.5009 1.5009 1.8345 2.2097 1.8345 4.8989 4.4194 4.5445 4.51	12/03/2008 05/25/2010 05/25/2010 11/15/2011 11/15/2011 08/11/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016 02/26/2018
Paul H. Floyd	28,782 32,228 51,719 32,981 14,989 1,198 14,391 10,493 13,125	0 0 0 0 0 0 3,599 13,492 56,875	$ $ $ $ $ $ $ $ $	1.5009 2.5849 2.5849 2.2097 1.8345 4.4194 4.8989 4.5445 4.51	11/15/2011 06/24/2013 06/24/2013 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016 02/26/2018
Richard G. Tennant	53,966 17,988 32,981 14,989 1,198 14,391 10,493 13,125	0 0 0 0 0 3,599 13,492 56,875	$ $ $ $ $ $ $ $	1.5009 3.5439 2.2097 1.8345 4.4194 4.8989 4.5445 4.51	11/15/2011 11/15/2011 08/11/2013 08/11/2013 09/14/2014 09/14/2014 03/29/2016 02/26/2018
Mark S. Flynn	13,492 4,688	48,727 20,312	$ $	6.782 4.51	02/15/2017 02/26/2018

Option Exercises

        No options to purchase shares of our Common Stock were exercised by our executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2008, except that on February 25, 2008, Mr. Gneezy exercised an option to purchase 38,376 shares of Common Stock at an exercise price of $2.29 per share. The value realized by Mr. Gneezy upon the exercise of this stock option was $73,947, which is based on the difference between the price of our common stock on the date of exercise and the exercise price of the stock option.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

        We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Mr. Gneezy and Dr. VanderBrug

        The terms of our employment agreements with Ofer Gneezy, our Chairman of the board of directors, President and Chief Executive Officer, and Gordon VanderBrug, our Executive Vice President, in addition to providing for a base salary in amounts to be determined by our Compensation Committee and for the potential to receive an annual bonus at the discretion of our Compensation Committee, also provide that in the event that we terminate each executive officer's employment without cause, or if each executive officer resigns for good reason, then the terminated or terminating executive officer is entitled to continuation of his base salary and his health benefits for one year. Further, in the event of an acquisition or change in control, the executives' options and restricted shares, if any, automatically become fully vested immediately prior to the event, and each option remains exercisable until the expiration of the option or until it sooner terminates in accordance with its terms.

        For purposes of these employment agreements, an acquisition is defined as (i) a merger, consolidation or similar transaction in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the person who held those securities immediately prior to such transaction, or (ii) the sale, transfer, or other disposition of all or substantially all of our assets to one or more persons (other than our wholly-owned subsidiary) in a single transaction or series of related transactions.

        For purposes of these employment agreements, a change in control is defined as a change in ownership or control of our Company effected because either (i) a person or related group of persons (other than us or a person that directly or indirectly controls, is controlled by, or is under common control with us) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders or (ii) over a period of 36 consecutive months or less, a change in the composition of our board of directors occurs such that a majority of our board of directors ceases, by reason of one or more proxy contests for the election of directors to be composed of individuals who either (A) have been members of our board of directors continuously since the beginning of such period, or (B) have been elected or nominated for election as members of our board of directors during such period by at least a majority of our board of directors who were still in office at the time such election or nomination was approved by our board of directors.

Messrs. Floyd, Tennant and Flynn

        The terms of our letter agreements with Messrs. Floyd, Tennant and Flynn for serving in their respective capacities provide that if, within six months following an acquisition or change of control, we terminate any of these executive officers, without cause, or if any of these executive officers resigns for good reason, then we are obligated to pay the terminated or terminating executive officer his base salary for nine months and his stock options immediately vest and become exercisable.

        The following tables summarize payments to our named executive officers assuming a termination as of December 31, 2008, the last day of the fiscal year.

	Severance Payable Upon a Termination Without Cause or For Good Reason(1)		Accelerated Vesting of Equity Upon a Change in Control(2)
Officer	Cash Severance	Health Insurance Benefits	Value of Accelerated Unvested Equity	Total
Ofer Gneezy	$490,000	$17,801	$—	$507,801
Gordon J. VanderBrug, Ph.D.	$360,000	$17,801	$—	$377,801

(1)
In the event of termination without cause or by the executive for good reason, the executive is entitled to 12 months base salary continuation (which is mitigated dollar for dollar in the event the executive begins new employment) and 12 months of health insurance continuation.

(2)
In the event of an acquisition or change in control, the executives' options and restricted shares, if any, automatically become fully vested immediately prior to the event, and each option remains exercisable until the expiration of the option or until it sooner terminates in accordance with its terms. The exercise price of all outstanding unvested stock options was greater than the price of our stock ($1.41 per share) on December 31, 2008.

		Accelerated Vesting of Equity Upon a Termination Following a Change in Control(1)
	Severance Payable Upon a Termination Without Cause or For Good Reason Following a Change in Control($)(1)
Officer		Value of Accelerated Unvested Equity(2)	Total
Paul H. Floyd	$206,250	$—	$214,981
Richard G. Tennant	$234,750	$—	$243,481
Mark S. Flynn	$250,000	$—	$250,000

(1)
If the executive is terminated without cause or resigns for good reason within 6 months of a change in control, the executive is entitled to 9 months of base salary continuation.

(2)
If any of these executive officers resigns for good reason, his stock options immediately vest and become exercisable. The exercise price of all outstanding unvested stock options was greater than the price of our stock ($1.41 per share) on December 31, 2008.

Compensation of Directors

        In 2008, our board of directors approved a modified director compensation package that pays the following cash amounts to our independent non-employee directors:

  •
  annual retainer for service on our board of directors: $25,000

  •
  annual retainer for service as the chair on our Audit Committee: $15,000

  •
  annual retainer for service as a non-chair member on our Audit Committee: $10,000

  •
  annual retainer for service as the chair on our Compensation Committee: $10,000, however, such compensation was declined by the chair in respect of his service in fiscal 2008

  •
  annual retainer for service as a non-chair member on our Compensation Committee: $5,000

        Neither Mr. Gneezy nor Dr. VanderBrug received compensation, in addition to their compensation as executive officers, for serving as our directors in 2008. Neither Mr. Blok nor Mr. Farwerck received any compensation for serving as our directors in 2008. The directors who do not live in the Boston Metropolitan area were reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our Second Amended and Restated by-laws, as amended, provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our First Amended and Restated Certificate of Incorporation limits the liability of directors to either us or our shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

        On February 26, 2008, each of our non-employee directors other than Mr. Blok and Mr. Farwerck received a grant of 30,000 stock options that vest 6.25% per quarter for each quarter that such individual remains a director of the Company.

Director Compensation Paid for Fiscal Year 2008

        The table below summarizes all compensation paid to our non-executive directors during the fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Charles N. Corfield	$45,000	$72,904	$117,904
W. Frank King, Ph.D.	$35,000	$72,904	$107,904
Robert H. Brumley	$35,000	$119,739	$154,739
Eelco Blok(1)	$—	$—	$—
Joost Farwerck(1)	$—	$—	$—

(1)
Represents the proportionate amount of the total fair value of stock option awards recognized by us as an expense in 2008 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R. See Note 4 to our Consolidated Financial Statements contained in our 2008 Annual Report on Form 10-K for details as to the assumptions used to determine the fair value of the option awards.

        As of December 31, 2008, Mr. Corfield held stock options to purchase 157,120 shares of our common stock, Dr. King held stock options to purchase 181,105 shares of our common stock, Mr. Brumley held stock options to purchase 118,744 shares of our common stock, Mr. Blok held no stock options and Mr. Farwerck held no stock options.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain aggregate information as of December 31, 2008 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)(1)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,245,636	$4.34	2,383,948
Equity compensation plans not approved by security holders	—	—	—
Total	4,245,636	$4.34	2,383,948

(1)
This data applies to shares under the 2007 Stock Plan and the Amended and Restated 1997 Stock Incentive Plan.

SECTION 16(a)—BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, as well as persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4, and 5 with the SEC and with us. Based on our review of copies of these forms, all officers, directors and 10% holders complied with the Section 16(a) filing requirements in 2008.

CODE OF ETHICS

        We have adopted a code of ethics that applies to our officers, employees and members of the board of directors. This code of ethics is available on our website at www.ibasis.com. We post any amendments or waivers of the Code of Ethics on our website. A free copy of this code may be obtained by visiting this site, writing to our Investor Relations Department at iBasis, Inc., 20 Second Avenue, Burlington, MA 01803, or by requesting one by sending an email to ir@ibasis.net.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving all related-party transactions for purposes of applicable stock exchange conflict of interest rules, prior to our entry into any such transaction. In addition, during the period from the closing of the KPN Transaction until the second anniversary of the KPN Transaction, our Second Amended and Restated By-laws established a Seller Committee, composed of independent directors who are not KPN-nominated directors, to review and approve each related-party transaction that relates to any claim, suit, proceeding or dispute involving KPN or any of its affiliates. The composition of our Seller Committee is co-extensive with our Audit Committee. A "related-party transaction" includes all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers; our directors; the beneficial owners of more than 5% of our securities; the immediate family members of any of the foregoing persons; and any other persons whom the board of directors determines may be considered related persons (any such person being a "related person)."

        The following is a description of related-party transactions that we entered into or that were in effect during the fiscal year ended December 31, 2008.

        In connection with the closing of and as part of the consideration for the KPN Transaction, we entered into a series of transactions with KPN, which holds approximately 56% of the voting power of our Common Stock, and its affiliates, each of which is described below. We are also party to international wholesale service agreements with Royal KPN and its subsidiaries that are described below.

        In connection with the closing of the KPN Transaction, we adopted our Second Amended and Restated By-laws as of October 1, 2007 that give KPN board representation rights and veto rights on certain matters. For a description of those rights, see the section entitled "Management and Corporate Governance—KPN Board Representation and Veto Rights" elsewhere in this proxy statement.

KPN Framework Services Agreement and Termination Services

        As part of the consideration for the KPN Transaction, KPN and Royal KPN entered into a Framework Services Agreement (the "Framework Services Agreement") with one of their affiliates and an entity that we acquired in the KPN Transaction ("KPN Global Carrier Services").

        Pursuant to the Framework Services Agreement:

  •
  Royal KPN appointed KPN Global Carrier Services as a preferred supplier of mobile services for Royal KPN, KPN and all their affiliates and subsidiaries (collectively, the "Royal KPN Group"); and

  •
  KPN appointed KPN Global Carrier Services as its exclusive provider for international direct dialing, ISDN and Inmarsat services for all international telephone and fax traffic originating from or carried over the Royal KPN Group's fixed networks.

        The Framework Services Agreement has a ten-year term, which is automatically extended for subsequent one-year periods unless either party provides at least three months written notice prior to the end of the then current term. However, the Framework Services Agreement may be terminated earlier by a party, if: the other party fails to remedy a material breach within 30 days of receiving written notice of the breach; the other party passes a resolution to wind up or dissolve (except for a merger or consolidation); the other party suspends services due under the Framework Services Agreement by an event of force majeure for more than 60 days; or upon the bankruptcy, insolvency or appointment of a receiver of the other party.

        The Framework Services Agreement includes various agreements, referred to as Schedules and described below, relating to the various services provided under the Framework Services Agreement. The parties have agreed that the charges for services in Schedules 2 - 6 will be market-based throughout the term of the Framework Services Agreement and that KPN Global Carrier Services will have the right at any time, without penalty or liability, to terminate all or any part of the services provided by KPN for any reason or no reason.

  •
  Schedule 1—Service Agreement for International Direct Dial Services and ISDN Services: KPN Global Carrier Services will provide international direct dialing, ISDN and Inmarsat services for international telephone and fax traffic over the Royal KPN Group's fixed network at a price equal to the expected cost of providing services which is determined in advance of the period plus a margin as set forth in the agreement at declining rates through the year 2010. Thereafter, margins shall be negotiated each year.

  •
  Schedule 2—Service Agreement for Management Fee for Shared Services: KPN Global Carrier Services and KPN will share the following: financial services, human resources, legal services, IT systems, office space, insurance premiums, and administrative and professional support services.

  •
  Schedule 3—Service Agreement for Transmission Path Services: The parties agreed upon certain measurable performance parameters for specific activities relating to various transmission path services that KPN is to provide to KPN Global Carrier Services. In addition, the parties also agreed to certain specified service deliverables that KPN Global Carrier Services is to provide as a system provider and service provider to KPN.

  •
  Schedule 4—Service Agreement for IT System Support and Maintenance: The parties agreed upon certain measurable performance parameters for the support and maintenance services that KPN is to provide to certain IT systems of KPN Global Carrier Services, including: service provisioning, IT architecture, pricing arrangements for IT maintenance and support, key performance indicators, operational procedures for user incidents, settlement and reporting procedures and other detailed operational IT maintenance and support related specifications.

  •
  Schedule 5—Service Agreement for National Transmission Backbone: The parties agreed upon certain performance, financial, and reporting parameters for KPN's delivery and maintenance of backbone transmission capacity between the international domain and the national domain for KPN Global Carrier Services.

  •
  Schedule 6—Service Agreement for Support and Maintenance for Technical Infrastructure: The parties agreed upon certain performance, reporting, and financial parameters relating to maintenance and support of the technical infrastructure that KPN is to provide to KPN Global Carrier Services. These maintenance and support activities include: capacity management, innovation, delivery of signaling services, and network maintenance.

        In addition, pursuant to services agreements, Royal KPN and its subsidiaries provide international termination services to iBasis and its affiliates at various rates and prices.

        Since the date of the KPN Transaction, as part of our integration process, we have reduced the level of services and support required from KPN for our Netherlands operations. As a result, costs incurred from KPN have been reduced. For the year ended December 31, 2008, Royal KPN and its subsidiaries invoiced KPN Global Carrier Services (which was renamed iBasis Netherlands in 2008) an aggregate amount of approximately $114.5 million for international termination services and services rendered pursuant to the Framework Agreement schedules. For this same period, we invoiced Royal KPN and its subsidiaries an aggregate amount of approximately $226.1 million for mobile services and international direct dialing and related services for international traffic originating from Royal KPN's mobile and fixed networks, pursuant to the Framework Services Agreement and other service agreements.

KPN Intellectual Property Cross License

        Also as part of the consideration for the KPN Transaction, we entered into an Intellectual Property License Agreement with Royal KPN. Pursuant to the agreement, we were granted (i) an irrevocable, royalty-free, worldwide, non-transferable and non-exclusive license to use Royal KPN's portfolio of patents related to its international wholesale voice business and (ii) a worldwide, non-transferable and non-exclusive license to use certain other patents of Royal KPN, which shall be irrevocable and royalty-free for so long as KPN owns not less than 51% of each class of our voting stock. In addition, we granted Royal KPN a worldwide, non-transferable, and non-exclusive license to use our portfolio of patents.

KPN Transaction Working Capital and Debt Adjustment

        The share purchase agreement for the KPN Transaction required a post-closing adjustment if it was later determined that, as of October 1, 2007, (i) our working capital was lower than or exceeded $37,100,000; (ii) our debt was lower than or exceeded $2,900,000; (iii) the combined working capital of KPN Global Carrier Services was lower than or exceeded $6,100,000; and/or (iv) the combined debt of KPN Global Carrier Services exceeded $0. Our balance sheet calculated as of October 1, 2007 later reflected that working capital was $13,353,000 less than the specified level of $37,100,000, and debt was $1,776,000 less than the specified level of $2,900,000.

        As a result, we owed KPN a post-closing adjustment of $11,577,000. In addition, KPN Global Carrier Service's balance sheet calculated as of October 1, 2007 later reflected that its combined working capital exceeded the specified level of $6,100,000 by $3,945,000 and its combined debt was at the specified level of $0. As a result, we owed KPN an additional post-closing adjustment of $3,945,000. In 2008, KPN forgave $0.8 million in expenses incurred by KPN Global Carrier Services since the closing of the KPN Transaction. As a result, the amount due to KPN has been reduced by this amount and was recorded as a contribution to equity. These expenses have been recorded in our results of operations. The total amount of $14.7 million due to KPN was scheduled to be paid by iBasis in three successive quarterly installments through the third quarter of 2008, with interest at the rate of 6% per annum. In May 2008, we made the first payment of $5.2 million, including interest, to KPN. In September 2008, we revised the terms of the remaining balance of $10.3 million due to KPN to extend the payment date of the second installment payment to March 2009 and the final installment to June 2009. In addition, the interest rate was increased to 7% on the principal amount due, effective October 1, 2008, and we paid additional interest of $60,000 relating to the extension of the second installment that was due originally on June 30, 2008. As of December 31, 2008, unpaid principal and accrued interest due to KPN was $10.5 million.

KPN Registration Rights Agreement

        The shares we issued to KPN at the closing of the KPN Transaction (the "Transaction Shares") were not registered with the SEC. However, at the closing, we entered into a Registration Rights Agreement with KPN, pursuant to which KPN (or a direct or indirect transferee of KPN that holds the Transaction Shares) has the right to require us to register some or all of the Transaction Shares in the following circumstances:

  •
  At any time, upon written demand by KPN, so long as the minimum aggregate price of the Transaction Shares to be registered is equal to or greater than $10,000,000 ("Demand Registration Rights"); provided, however, in the case of a shelf registration, the minimum aggregate price of the Transaction Shares to be registered need only be equal to or greater than $5,000,000; and

  •
  In connection with any registration of Common Stock that we undertake for sale for our own account (but excluding any registration of Common Stock in connection with an employee benefit plan, a dividend reinvestment plan, an acquisition by us, or an exchange offer). Exercise of a Demand Registration Right by one holder of Transaction Shares (for example, by one of KPN's affiliates or subsidiaries) can trigger the exercise of this incidental registration right by other holders of Transaction Shares.

        We will use reasonable best efforts to effect or cause to be effected the registration of the Transaction Shares entitled to be included in such registration in order to permit the sale of such Transaction Shares. We will bear all expenses of any such registration, except that KPN (or a direct or indirect transferee of KPN that holds Transaction Shares) will be liable for all discounts and commissions to underwriters or selling brokers.

        On the advice of an underwriter hired to sell Transaction Shares (as part of a firm-commitment underwriting), we may restrict the total number of Transaction Shares registered in order to effect the sale in a timely manner or achieve the price desired. In addition, an underwriter may request that we and all significant shareholders (holders of 5% or more of our outstanding Common Stock) enter into customary lock-up agreements restricting the transfer or exchange of Common Stock from 14 days before the underwriter's proposed sale of shares until 90 days after the sale commences.

        Furthermore, we will not be required to register or qualify any Transaction Shares in any jurisdiction if registration or qualification in such jurisdiction would subject us to unreasonable burden or expense or would unreasonably delay the commencement of an underwritten sale.

OTHER MATTERS

        The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

 Appendix A

iBASIS, INC.
EXECUTIVE BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

        1.1    Effective Date.    The Plan is effective as of February 5, 2009, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company.

        1.2    Purpose of the Plan.    The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1    "Actual Award" means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee's authority under Section 3.6 to eliminate or reduce the Actual Award otherwise determined by the Payout Formula.

        2.2    "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

        2.3    "Base Salary" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

        2.4    "Board" means the Board of Directors of the Company.

        2.5    "Change in Control" shall mean a transaction in which any one person, entity or group acquires (i) stock in the Company that, together with the stock in the Company already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company or (ii) more than eighty percent of the assets of the Company; provided, however, if any one person, entity or group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company or more than 50% of the assets of the Company, the acquisition of additional stock or assets by the same person, entity or group shall not be deemed to be a Change in Control. The definition of "Change in Control" shall be interpreted, to the extent applicable, to comply with Section 409A(a)(2)(A)(v) of the Code.

        2.6    "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        2.7    "Committee" means the Compensation Committee of the Board, or such other committee, comprised exclusively of members of the Board who are "outside directors" within the meaning of

Section 162(m) of the Code and Treasury Regulation § 1.162-27(c)(4), as may be designated by the Board to administer the Plan.

        2.8    "Company" means iBasis, Inc., a Delaware corporation, or any successor thereto.

        2.9    "Determination Date" means the latest possible date that will not jeopardize a Target Award or Actual Award's qualification as performance-based compensation under Section 162(m) of the Code and Treasury Regulation § 1.162-27(e). The Determination Date shall be the earlier of (i) not later than ninety (90) days after the start of the first Fiscal Year of the applicable Performance Period or (ii) the completion of twenty-five percent (25%) of the Performance Period.

        2.10    "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time. In the absence of any other specification by the Committee, disability shall be determined in accordance with the Company's long term disability plan.

        2.11    "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

        2.12    "Fiscal Year" means the fiscal year of the Company.

        2.13    "Maximum Award" means as to any Participant for any Performance Period, $5,000,000.

        2.14    "Participant" means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

        2.15    "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may contain a range of goals (e.g., minimum threshold, target and reach) and may differ from Participant to Participant.

        2.16    "Performance Period" means any Fiscal Year or such other period not in excess of three Fiscal Years, as determined by the Committee in its sole discretion.

        2.17    "Performance Goals" means the objective goal(s) (or combined objective goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow (including but not limited to free cash flow and cash flow from operations); total earnings; earnings per share (diluted or basic); earnings per share from continuing operations (diluted or basic); earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; net operating earnings; gross or operating margin; profit margin; margin percentage; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; operating efficiency; quality achievement; new product introductions; delivery performance; safety record; stock price; individual objectives; business expansion; completion of acquisitions; and total stockholder return. The Performance Goals may differ from Participant to Participant and from Target Award to Target Award. Prior to the Determination Date, the Committee shall determine whether any element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants. The foregoing criteria shall have any reasonable definitions that the Committee may specify in the applicable Target Award, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of assets sales or divestitures.

        2.18    "Plan" means the iBasis, Inc. Executive Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

        2.19    "Shares" means shares of the Company's common stock.

        2.20    "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a dollar amount or as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

        3.1    Selection of Participants.    The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

        3.2    Determination of Performance Goals.    The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. The Performance Goals shall be pre-established in writing prior to the Determination Date at a time when the achievement of such Performance Goals is substantially uncertain.

        3.3    Determination of Target Awards.    The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

        3.4    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae consistent with the Performance Goals for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award range greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant's Actual Award for any Performance Period exceed the Maximum Award.

        3.5    Date for Determinations.    The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date at a time when the outcome of any such determinations are substantially uncertain.

        3.6    Determination of Actual Awards.    After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant under the Target Award for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula under the Target Award to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and determine what Actual Award, if any, will be paid. No reduction hereunder for one Participant during the

Performance Period shall increase the amount payable to any other Participant during the Performance Period. No Target Award shall become an Actual Award until the Committee completes its certification process as set forth herein.

        3.7    Change in Control, Death or Disability.    A Target Award may, in accordance with Treasury Regulation § 1.162-27(e)(2)(v), provide that all or a portion of a Target Award may be paid upon a Change in Control, death of the Participant or Disability prior to the achievement of the Performance Goals set forth in such Target Award provided that the Participant remains employed through the date of such event.

SECTION 4
PAYMENT OF AWARDS

        4.1    Right to Receive Payment.    Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        4.2    Timing of Payment.    Payment of each Actual Award shall be made as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6, but in any event before the fifteenth day of the third month of the Fiscal Year immediately following the Fiscal Year in which the Participant's Actual Award is no longer subject to a "substantial risk of forfeiture" as determined in accordance with Section 409A of the Code; provided, however, that any payment that is delayed due to an unforeseeable event, as described in Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable. Except as otherwise determined by the Committee, in its sole discretion, a Participant shall not be entitled to payment of an Actual Award if such Participant is not employed by the Company or an Affiliate on the payment date for such Actual Award.

        It is the intent of the Company that this Plan is exempt from Section 409A of the Code under the "short-term deferral" rule and any ambiguities herein will be interpreted in a manner consistent with the short-term deferral rule.

        4.3    Form of Payment.    Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum.

        4.4    Payment in the Event of Death.    If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Actual Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

        5.1    Committee is the Administrator.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Section 162(m) of the Code.

        5.2    Committee Authority.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

        5.3    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

        5.4    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

        6.1    Tax Withholding and Consequences.    The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant's FICA obligations). The Company makes no guarantee of any tax consequences to any Participant, his or her estate, the beneficiary of any Participant, any successor in interest of any Participant or any other persons with respect to the payments under this Plan.

        6.2    No Effect on Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

        6.3    Participation.    No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

        6.4    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, or a delegate of the Committee shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        6.5    Successors.    All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        6.6    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        6.7    Nontransferability of Awards.    No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

        7.1    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

        7.2    Duration of the Plan.    The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

        8.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        8.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        8.3    Requirements of Law.    The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        8.4    Governing Law.    The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

        8.5    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

iBASIS, INC.

PROXY FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement, each dated April 10, 2009, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Shareholders of iBasis, Inc. to be held on Tuesday, May 26, 2009 at 2:00 p.m., Eastern Time, at 20 Second Avenue, Burlington, MA 01803, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE PROPOSAL TO RATIFY THE ADOPTION OF THE iBASIS, INC. EXECUTIVE BONUS PLAN, FOR THE PROPOSAL TO RATIFY AND APPOINT PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Electronic Voting Instructions:

You can vote by the Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time, on May 25, 2009.

Vote by Internet		Vote by Telephone (within US and Canada)
Log on to the Internet and go to the following website: www.envisionreports.com/IBAS	OR	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the steps outlined on the secured website.		Follow the instructions provided by the recorded message.

ANNUAL MEETING PROXY CARD              123456              C0123456789              12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.                                    Proposals

The board of directors recommends a vote FOR the following proposals and listed nominees.

1.	ELECTION OF DIRECTORS.

		For	Withhold
	01—Ofer Gneezy	☐	☐
	02—Charles N. Corfield	☐	☐

		For	Against	Abstain
2.	RATIFICATION OF ADOPTION OF iBASIS, INC. EXECUTIVE BONUS PLAN.	☐	☐	☐

		For	Against	Abstain
3.	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

B.                                    Non-Voting Items

Change of Address—Please print new address below.

C.                                    Authorized Signatures—This section must be completed for your vote to be counted.—Date and sign below.

Please sign exactly as your name(s) appears hereon. All holders must sign. Corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy):	Signature 1:	Signature 2:

QuickLinks

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2009
PROPOSALS TO BE VOTED UPON BY SHAREHOLDERS
AUDIT COMMITTEE REPORT(1)
INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT AND CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a)—BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
  Appendix A
iBASIS, INC. EXECUTIVE BONUS PLAN
SECTION 1 BACKGROUND, PURPOSE AND DURATION
SECTION 2 DEFINITIONS
SECTION 3 SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS
SECTION 4 PAYMENT OF AWARDS
SECTION 5 ADMINISTRATION
SECTION 6 GENERAL PROVISIONS
SECTION 7 AMENDMENT, TERMINATION AND DURATION
SECTION 8 LEGAL CONSTRUCTION